UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2018

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 6, 2018, the Company issued 51 shares of newly created Series A Super Voting Preferred Stock (the “Series A Preferred”) to AEP Holdings LLC, a company owned by the wife of Paul Patrizio, the Company’s Chief Executive Officer and Chairman of the Board of Directors, in consideration for Mr. Patrizio cancelling $51,000 of his accrued salary. Mr. Patrizio has sole voting power over all of the shares of the Company held by AEP Holdings LLC.

The terms of the Series A Preferred are discussed more fully in Item 5.03 of this filing.

The shares of Series A Preferred were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amended and Restated Articles of Incorporation

On September 4, 2018, following approval by the Company’s Board of Directors and a majority of the outstanding common stock of the Company, the Company filed its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Amended and Restated Articles”). The principal change effected by the Amended and Restated Articles was to increase the Company’s authorized common stock from 100,000,000 shares to 200,000,000 and to increase the Company’s authorized preferred stock from 5,000,000 shares to 10,000,000 shares. In addition, the Amended and Restated Articles clarify that Sections 78.411 to 78.444 of the Nevada Revised Statutes will apply to the Company. Sections 78.411 to 78.444 prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A copy of the Amended and Restated Articles is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Amended and Restated Bylaws

Attached as Exhibit 3.2 is a current copy of the Bylaws of the Company. No changes have been to the Bylaws since they were filed by the Company’s predecessor on October 7, 2010 other than to note that the Company’s current name is Arista Financial Corp.

Series A Super Voting Preferred Stock

On September 4, 2018, following the approval by the Company’s Board of Directors, the Company filed a Certificate of Designation for the Series A Preferred with the Secretary of State of Nevada (the “Certificate of Designation”) designating 51 shares of its authorized preferred stock as Series A Super Voting Preferred Stock. The shares of Series A Preferred have a par value of $0.0001 per share. The Series A Preferred is not entitled to receive any dividends or liquidation preference and are not convertible into shares of the Company’s common stock.

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The holders of the Series A Preferred shall in the aggregate have a voting power equal to 51% of the total votes of all of the outstanding common and preferred stock of the Company entitled to vote. Accordingly, each share of Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock and preferred stock eligible to vote on a matter (the “Numerator”) divided by (y) 0.49, minus (z) the Numerator. For example, if the total issued and outstanding shares of common stock and preferred stock equal 5,000,000 shares, then the voting rights of one share of the Series A Preferred shall be equal to 102,036 ((5,000,000 x 0.019607) / 0.49) – (5,000,000 x 0.019607). With respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of Series A Preferred shall vote with the holders of the common stock and any outstanding preferred stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Articles of Incorporation or Bylaws.

The holders of a majority of the outstanding Series A Preferred may require the Company to redeem all of the outstanding shares of Series A Preferred at any time at a redemption price of $1,000 per share. In addition, the Series A Preferred shall be automatically, and without required action by the Company or the holders thereof, be redeemed by the Company at $1,000 per share on the date that Paul Patrizio ceases, for any reason, to serve as an officer, director or consultant of the Company, it being understand that if Mr. Patrizio continues without interruption to serve in at least one such capacity, this shall not be considered a cessation of service.

A copy of the Certificate of Designation is attached as Exhibit 3.3 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description	Filed
3.1	Amended and Restated Articles of Incorporation of Arista Financial Corp.	Filed herewith
3.2	Bylaws of Arista Financial Corp.	Filed herewith
3.3	Certificate of Designations Establishing the Designations, Preferences, Limitations and Relative Rights of the Series A Super Voting Preferred Stock	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2018	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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